                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

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                (Name of Registrant as Specified in its Charter)

                                  M/A/R/C Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                               THE M/A/R/C GROUP
                           7850 NORTH BELT LINE ROAD
                              IRVING, TEXAS 75063

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 30, 1998

To the Shareholders of
  The M/A/R/C Group:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of The M/A/R/C Group, a Texas corporation ("M/A/R/C"), will be held at M/A/R/C's principal offices, 7850 North Belt Line Road, Irving, Texas 75063, on Thursday, April 30, 1998, at 10 a.m., Dallas time, for the following purposes:

          1. To elect three directors to hold office until the Annual Meeting of Shareholders to be held in 2001 or until their successors shall be elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on March 18, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

     You are cordially invited and urged to attend the Annual Meeting. Whether or not you expect to attend in person, you are urged to promptly mark, sign, date, and mail the enclosed form of proxy so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies as set forth in the enclosed Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ HAROLD R. CURTIS

                                            HAROLD R. CURTIS
                                            Secretary

March 26, 1998
Irving, Texas

                               THE M/A/R/C GROUP
                           7850 NORTH BELT LINE ROAD
                              IRVING, TEXAS 75063

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 1998

                            SOLICITATION OF PROXIES

     This Proxy Statement and the accompanying form of proxy are being mailed to the shareholders of The M/A/R/C Group, a Texas corporation ("M/A/R/C"), on March 26, 1998, in connection with the solicitation of proxies by the Board of Directors of the Corporation to be voted at M/A/R/C's 1998 Annual Meeting of Shareholders to be held Thursday, April 30, 1998, at 10 a.m., Dallas time, at M/A/R/C's principal offices, 7850 North Belt Line Road, Irving, Texas 75063, and any adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth below. In addition to the solicitation of proxies by use of the mail, officers and regular employees of M/A/R/C may solicit the return of proxies by personal interview, facsimile, mail, telephone, and telegraph. The officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward solicitation materials to the beneficial owners of stock. The cost of preparing, printing, assembling, and mailing the accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy, any additional material, the cost of forwarding solicitation material to the beneficial owners of stock, and other costs of solicitation will be borne by M/A/R/C. In addition, M/A/R/C expects to pay fees not to exceed $15,000, plus reasonable out-of-pocket expenses, for assistance by D. F. King & Co., Inc., a professional solicitation firm, in soliciting proxies.

                                 ANNUAL REPORT

     The Annual Report to Shareholders covering the Corporation's fiscal year ended December 31, 1997 (the "Annual Report"), is included with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

                            REVOCABILITY OF PROXIES

     M/A/R/C encourages the personal attendance of the shareholders at its Annual Meeting of Shareholders, and the giving of a proxy does not preclude the right to vote in person should any shareholder giving a proxy so desire. Any shareholder giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof, either in person at the Annual Meeting or by giving written notice to M/A/R/C addressed to Mr. Harold R. Curtis, Secretary, The M/A/R/C Group, 7850 North Belt Line Road, Irving, Texas 75063. But the notice of revocation must be received at or prior to the Annual Meeting.

                            PURPOSES OF THE MEETING

     The Annual Meeting is to be held for the following purposes:

          (1) To elect three directors to hold office until the Annual Meeting of Shareholders to be held in 2001 or until their successors shall be elected and qualified; and

          (2) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the Annual Meeting.

                               VOTING SECURITIES

     The record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 18, 1998 (the "Record Date"). As of the Record Date, there were 5,215,415 shares of M/A/R/C's common stock, $1.00 par value per share, issued and outstanding, all of which are entitled to vote. M/A/R/C's Articles of Incorporation prohibit cumulative voting. Holders of common stock of record as of the Record Date will be entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and all shares of common stock will vote as a single class on each matter.

                                     QUORUM

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, who are present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

                       ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to the matter:

          (1) FOR election of the nominees for director named in this Proxy Statement; and

          (2) At the discretion of the proxyholders as to the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board of Directors consists of nine members divided into three classes. As of the Record Date, there are six members serving. Currently there are three vacancies on the Board. Directors elected at an annual meeting of shareholders serve until the third following annual meeting of shareholders or until their respective successors are elected and qualified.

NOMINEES

     The terms of three directors (Cecil B. Phillips, Rolan G. Tucker, and Jack
D. Wolf) expire at the Annual Meeting. Three nominees are proposed to be elected as directors at the Annual Meeting to serve until the annual meeting of shareholders to be held in 2001 or until their respective successors are elected and qualified. If any nominee becomes unavailable to serve for any reason, the persons named in the form of proxy are expected to vote for the election of another person as the Board of Directors may recommend in the nominee's stead. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected. To the knowledge of M/A/R/C's management, each nominee intends to serve the entire term for which election is sought. The nominees are:

            NAME                             POSITION HELD WITH M/A/R/C
            ----                             --------------------------
Cecil B. Phillips            Director and Chairman Emeritus
Rolan G. Tucker              Director
Jack D. Wolf                 Director, President, and Chief Operating Officer

     See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," "INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD," "EXECUTIVE COMPENSATION," and "CERTAIN TRANSACTIONS."

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to elect a nominee for director.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information concerning the number of shares of common stock owned beneficially as of the Record Date by (i) each person known to M/A/R/C to own more than 5% of the outstanding common stock, (ii) each director and nominee for director of M/A/R/C, and (iii) all present directors and corporate officers of M/A/R/C as a group.

                                                        AMOUNT               PERCENTAGE OF
               NAME AND ADDRESS                      BENEFICIALLY            COMMON STOCK
              OF BENEFICIAL OWNER                      OWNED(1)               OUTSTANDING
              -------------------                    ------------            -------------
M/A/R/C Inc. Employee Stock Ownership Trust             680,604(2)               13.0%
  c/o Scudder Trust Company
       5 Industrial Way
       Salem, NH 03079
Brinson Partners, Inc.                                  455,789(3)                8.7%
  209 South LaSalle
  Chicago, Illinois 60604-1295
Sharon M. Munger                                        396,333(4)                7.6%
  7850 North Belt Line Road
  Irving, Texas 75063
FMR Corp.                                               391,200(5)                7.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
Cecil B. Phillips                                       345,761(2)(6)             6.6%
  7850 North Belt Line Road
  Irving, Texas 75063
Heartland Advisors, Inc.                                329,400                   6.3%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
Jack D. Wolf                                            220,300(7)                4.2%
  7850 North Belt Line Road
  Irving, Texas 75063
Elmer L. Taylor, Jr.                                     27,168                     *
  Route 1, Box 252
  Jacksboro, Texas 76458
Rolan G. Tucker                                          12,605(2)                  *
  200 Walnut Hill Ave., No. 5
  Hillsboro, Texas 76645
Edward R. Anderson                                             (8)                  *
  7171 Forest Lane
  Dallas, TX 75230
All directors and executive officers                  1,084,188(9)               20.8%
  as a group (10 persons)

---------------

(1) Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all these shares.

(2) The Trustee of the Employee Stock Ownership Trust (the "ESOT") votes the shares held by the ESOT as directed by the beneficiaries of the ESOT. Except in certain limited circumstances, the Trustee may acquire and dispose of the assets of the ESOT only as the ESOT's Administrative Committee directs. The Administrative Committee presently consists of Cecil
     B. Phillips, Sharon M. Munger, and Rolan G. Tucker. As members of the Committee, these persons may be deemed to share investment power with respect to the shares held by the ESOT. The shares held by the ESOT are not included in the number of shares reflected in the table as being owned by these persons.

(3) Includes shares held by Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation. Brinson Trust Company is a wholly-owned subsidiary of Brinson Partners, Inc.; Brinson Partners, Inc. is a wholly-owned subsidiary of Brinson Holdings, Inc.; Brinson Holdings, Inc., is a wholly-owned subsidiary of SBC Holding (USA), Inc.; and SBC Holding (USA), Inc. is a wholly-owned subsidiary of Swiss Bank Corporation.

(4) Does not include Ms. Munger's beneficial interest in 26,949 shares allocated to her accounts with the ESOT or 49,000 shares subject to being acquired by Ms. Munger under a warrant exercisable within 60 days of the Record Date.

(5) Includes shares held or beneficially owned by Fidelity Management & Research Company, Fidelity American Special Situations Trust, Fidelity Low-Priced Stock Fund, Fidelity Management Trust Company, and Fidelity International Limited.

(6) Includes 74,623 shares owned by Mr. Phillips' spouse. Does not include 1,349 shares allocated to the ESOT accounts of Mr. Phillips' spouse.

(7) Does not include Mr. Wolf's beneficial interest in 23,182 shares allocated to his accounts with the ESOT or 50,000 shares subject to being acquired by Mr. Wolf under a warrant exercisable within 60 days of the Record Date.

(8) Does not include 7,500 shares subject to being acquired by Mr. Anderson under a warrant, 2,500 of which are exercisable within 60 days of the Record Date.

(9) Does not include the beneficial interests of these persons in shares allocated to their accounts with the ESOT or shares subject to stock options or stock warrants exercisable within 60 days of the Record Date.

 *  Less than 1%.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

IDENTIFICATION OF DIRECTORS

     The names, ages, and related information of the nominees and all directors of the Corporation as of March 18, 1998, appear below.

                                    NOMINEES

                                                         PRESENT OFFICE(S)          DIRECTOR
                   NAME                      AGE      HELD IN THE CORPORATION        SINCE
                   ----                      ---      -----------------------       --------
Cecil B. Phillips                            73    Director and Chairman              1981
                                                   Emeritus
Rolan G. Tucker                              73    Director                           1983
Jack D. Wolf                                 44    Director, President, and Chief     1995
                                                     Operating Officer

     Mr. Cecil B. Phillips served as Director, Chairman of the Board, and Chief Executive Officer of M/A/R/C from May 1983 to August 1993 when he relinquished the title of Chief Executive Officer. In January 1998, Mr. Phillips also relinquished the title of Chairman of the Board and was elected to his present position as Chairman Emeritus. As Chairman Emeritus, he continues as an active M/A/R/C employee. Mr. Phillips also served as Chairman of the Board of Marketing And Research Counselors, Inc., M/A/R/C's former principal operating subsidiary, from May 1983 until its merger into M/A/R/C in December 1984; President and Chief Operating Officer of M/A/R/C from February 1982 to May 1983; and as President and Chief Executive Officer of Marketing And Research Counselors, Inc., from July 1965 to May 1983.

     Mr. Rolan G. Tucker, a certified public accountant, is active in numerous business and civic affairs. Until 1989, he served as Chairman of the Board of Metropolitan Savings and Loan Association, Dallas, Texas, for a period in excess of five years. From 1976 until 1986, he also was President and Chief Executive Officer of Metropolitan Savings. At the request of federal regulators, Mr. Tucker also served as Chairman of the Board of Horizon Federal Savings and Loan, New Orleans, Louisiana, from May 1987 until February 1989. Mr. Tucker was a member of the Dallas City Council from 1980 to 1983, and he served several terms as a member of the Board of Directors of the Federal Home Loan Bank of Dallas.

     Mr. Jack D. Wolf is President and Chief Operating Officer of M/A/R/C, positions he assumed in January 1998. Prior to that, Mr. Wolf had advanced through the ranks of M/A/R/C into progressively responsible positions. Starting as a data processing manager in 1976, Mr. Wolf was named manager of M/A/R/C's Greensboro, North Carolina office in 1978. He was elected Vice President of M/A/R/C in 1981; Senior Vice President in 1984; Executive Vice President in 1986; and President of the Targetbase Marketing division in 1990. Mr. Wolf is active in several marketing organizations, including service on the Advisory Council for the National Center for Database Marketing. In 1996 he was elected to serve on the Direct Marketing Education Foundation Board of Trustees. In 1997 he became a member of the Master of Science in Marketing Research (MSMR) Advisory Board at The University of Texas at Arlington.

                       DIRECTOR WHOSE TERM EXPIRES AT THE
               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 1999

                                                         PRESENT OFFICE(S)            DIRECTOR
                  NAME                     AGE        HELD IN THE CORPORATION          SINCE
                  ----                     ---        -----------------------         --------
Elmer L. Taylor, Jr.                       71    Director and Vice Chairman of the      1981
                                                 Board

     Mr. Elmer L. Taylor, Jr., serves as M/A/R/C's Vice Chairman of the Board, a position he has held since his election in December 1984. Upon his retirement from active employment with M/A/R/C in 1988, Mr. Taylor became a consultant to M/A/R/C and served in that capacity until December 1997. Mr. Taylor served as President of Marketing And Research Counselors, Inc., from May 1983 until its merger into M/A/R/C in December 1984 and as its Executive Vice President from 1968 to May 1983. Mr. Taylor was Chief Operating Officer of Marketing And Research Counselors, Inc., from January 1982 until the merger of Marketing And Research Counselors, Inc. into M/A/R/C in 1984.

                      DIRECTORS WHOSE TERMS EXPIRE AT THE
               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 2000

                                                         PRESENT OFFICE(S)            DIRECTOR
                  NAME                     AGE        HELD IN THE CORPORATION          SINCE
                  ----                     ---        -----------------------         --------
Sharon M. Munger                           51    Director, Chairman of the Board,       1983
                                                 and Chief Executive Officer
Edward R. Anderson                         51    Director                               1997

     Ms. Sharon Munger, Chief Executive Officer of M/A/R/C since August 1993, assumed the additional duties of Chairman of the Board in January 1998. She previously served as President and Chief Operating Officer since November 1986. Ms. Munger has served in various executive positions with M/A/R/C and its subsidiaries since January 1978.

     Mr. Edward R. Anderson has been President and Chief Executive Officer of CompuCom Systems, Inc., a leading provider of personal computer products and services to large and medium sized businesses throughout the United States, since January 1994. Mr. Anderson served as CompuCom's Chief Operating officer from August 1993 through December 1993. Prior to joining CompuCom
(NASDAQ -- "CMPC"), Mr. Anderson served from May 1988 to July 1993 as President and Chief Operating Officer of Computerland Corporation (now known as Vanstar), a computer reseller.

FAMILY RELATIONSHIPS

     Ms. Corinne F. Maginnis serves as an Executive Vice President of M/A/R/C at an annual salary of $175,000. Ms. Maginnis is the sister of Director, Chairman, and Chief Executive Officer, Sharon M. Munger.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The M/A/R/C Board of Directors held five (5) meetings during the fiscal year ended December 31, 1997, and took certain other action by unanimous consent. Every director attended all of the meetings of the Board of Directors and committees of the Board on which the director served.

     The Board of Directors has established three standing committees: an Executive Committee, an Audit Committee, and a Compensation Committee.

     The Executive Committee consists of Cecil B. Phillips, Chairman, Sharon M. Munger, and Jack D. Wolf. The Executive Committee may exercise all the authority of the Board of Directors in the management of M/A/R/C's business and affairs except as prohibited by law. The Executive Committee held two meetings during the fiscal year ended December 31, 1997.

     The members of the Audit Committee in 1997 were Rolan G. Tucker, Chairman, Thomas J. Tierney, and Elmer L. Taylor, Jr. The Audit Committee is responsible for recommending to the Board an independent accounting firm and, on behalf of the Board of Directors, reviewing the independent accountants' audit and their annual report to management. Additionally, the Audit Committee establishes M/A/R/C's investment policies and oversees its investment portfolio. The Audit Committee held one (1) meeting during the fiscal year ended December 31, 1997.

     The Compensation Committee in 1997 consisted of Cecil B. Phillips, Chairman, Sharon M. Munger, Thomas J. Tierney, and Rolan G. Tucker. The Compensation Committee is responsible for reviewing and recommending the various compensation packages offered to M/A/R/C's key executives and administering M/A/R/C's employee benefit plans. The Compensation Committee also administers M/A/R/C's 1991 and 1997 stock option plans. The Compensation Committee held two
(2) meetings during the fiscal year ended December 31, 1997.

COMPENSATION OF DIRECTORS

     Each director who is not a M/A/R/C officer or employee is paid a director's fee of $12,000 per annum. In addition, each outside director receives $6,000 per year for each committee of the Board on which the director serves. Officers and employees of M/A/R/C who serve as directors serve without pay beyond their regular compensation. M/A/R/C reimburses all directors and officers for their travel and other necessary business expenses incurred in the performance of their services. Each director who is not an officer or an employee of M/A/R/C and whose directorship began prior to January 24, 1997, is entitled to certain benefits on retirement from M/A/R/C's Board of Directors. To be eligible for these benefits, an outside director must have completed five years of service on M/A/R/C's Board of Directors. Upon the director's retirement from the Board and for a period equal to the total number of years of the director's service on the Board, M/A/R/C will pay the director annual compensation equal to the average of the annual compensation paid to the director in the three (3) highest years of service prior to the director's retirement. These benefits are unfunded general obligations. M/A/R/C accrues a portion of the cost of these benefits annually. The aggregate amount expensed in 1997 was $70,000.

     See "EXECUTIVE COMPENSATION" and "CERTAIN TRANSACTIONS."

                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for reviewing and recommending the various compensation packages offered to M/A/R/C's key executives. The following report sets out the elements and describes the basis on which 1997 compensation determinations were made by the Committee with respect to M/A/R/C's executive officers.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

     The Committee follows a series of guidelines when making compensation decisions. The Committee believes that executive compensation programs for M/A/R/C should accomplish the following:

     - Attract, retain, and motivate highly talented individuals and offer competitive levels of annual compensation for their expertise, creativity, and leadership.

     - Provide annual incentive opportunities which focus the executive's efforts and attention on M/A/R/C's annual and long-term business objectives and strategies, and offer awards for meeting M/A/R/C's business goals.

     - Align the executive's long-term vision and thinking with that of M/A/R/C's owners by offering stock-based incentives which link the executive's remuneration to returns experienced by shareholders.

     In general, the Committee believes that it should set executive compensation levels in the 75th percentile or higher of M/A/R/C's peer group in order to attract and retain competent management. The Committee considers information gleaned from public filings by other reporting companies engaged in the marketing services industry, the compensation survey published each year by the Council of American Survey Research Organizations (the primary trade organization for the marketing research industry), and other available industry information. The Committee believes that none of the companies it considered are the companies that form either the S & P 500 composite or the DJ Other Industrial Services composite as shown in the Comparison of Cumulative Shareholder Return Chart at page 14.

COMPENSATION PROGRAMS AND POLICIES

     To meet M/A/R/C's objectives, the Committee administers three components of the executive compensation program:

     - Base Salary

     - Annual Incentive Awards

     - Stock Ownership Programs

     The Committee reviews these programs annually to ensure that they meet M/A/R/C's compensation goals and specifications. The various elements of the compensation program for executive officers are further discussed below:

BASE SALARY

     The Committee believes that in order to retain top talent, it is crucial that M/A/R/C offer competitive levels of base salary to its executives. The Committee sets salary levels by evaluating the performance of the executive and by referencing M/A/R/C's competitive labor market. For the most part, the Committee considers the competitive labor market to be other firms in related segments of the marketing services industry and certain other business services companies. The Committee reviews base salaries annually for competitiveness and makes adjustments as it feels necessary.

     In addition to using market data to set executive salaries, the Committee also takes into consideration each executive's overall experience, expertise, tenure with M/A/R/C, and length of service in the executive's current position when setting appropriate salary levels. The Committee feels that this policy provides stability and offers compensation that is commensurate with each executive's relative position and contribution to M/A/R/C.

ANNUAL INCENTIVE COMPENSATION

     A professional services business is uniquely dependent upon the expertise and motivation of its employees for success. The Committee strongly believes in providing performance incentives that promote the achievement of shared and individual performance goals. Such incentives allow employees to share in the rewards of their collective and individual performance for the Company. The Committee generally relies on the Chief Executive Officer's recommendations when making awards to those who report to the Chief Executive Officer. Bonuses are awarded at the discretion of the Committee and may vary depending upon individual performance and M/A/R/C's overall performance.

     The Committee sets aside a bonus pool each year equal to 18.5% of M/A/R/C's income before taxes after giving effect to the bonus pool calculation. If the income before taxes, adjusted for the bonus pool calculation, exceeds the Committee's predetermined profit objective for the year by at least 17%, the bonus pool expands to 23.125% of M/A/R/C's income before taxes as adjusted to take the bonus pool calculation into account. Conversely, if the income before taxes is less than the profit objective set by the Committee, the bonus pool may be decreased. The predetermined profit objective for 1997 set by the Committee was $8,050,000. Income before taxes, adjusted for the bonus pool calculation, did not exceed the objective by more than 17% in 1997.

     The incentive program delivers annual cash awards from the bonus pool to participants based on their individual contributions to M/A/R/C and their operating unit. In past years this bonus generally ranged from 10% to 30% of base salary. Beginning with the 1993 bonus pool, the Committee decided to contribute funds available from the bonus pool to M/A/R/C's employee stock ownership plan (the "ESOP") sufficient to fund the $259,000 annual installment due to M/A/R/C to repay a $2,500,000 borrowing by the ESOP for the purpose of acquiring M/A/R/C's common stock. If the market value (based on the weighted average during the year) of the 30,552 shares released annually to the ESOP participants' accounts is greater than the installment payment, the amount available for cash awards from the bonus pool is further decreased by the difference. If the market value is lower than the installment payment, the amount available for cash awards from the bonus pool is then increased by the difference. (See the discussion of the ESOP at page 14.)

     In 1997, the bonus pool was used to reward those persons who achieved predetermined performance objectives. The sum of $1,374,000 was available. The Committee allocated $547,000 of this amount to fund the ESOP contribution. The balance of $827,000 was applied to cash bonuses. This money was divided 32% to senior managers, 47% to middle management, and 21% to other employees.

STOCK OWNERSHIP PROGRAMS

     The Committee believes that if key executives are given opportunities to own significant levels of M/A/R/C's stock, they will have strong incentives to enhance the value of M/A/R/C. The Committee feels that the best interests of the shareholders are served when there is a link between the executives' compensation and the returns the shareholders receive from ownership. Thus, M/A/R/C favors stock-based programs which deliver stock incentives to executives and allow the executives the opportunity to increase their personal holdings in M/A/R/C. The 1991 Nonstatutory Executive Stock Plan allows for the issuance of stock options. The 1997 Stock Option Plan provides for the issuance of Incentive Stock Options, Nonincentive Stock Options, and Limited SARs. Under these plans, the stock-based instrument will appreciate in value if and only if M/A/R/C's stock appreciates in value from the time of grant. In this manner, shareholders are assured that participants will be motivated to act in a manner that benefits shareholders.

DISCUSSION OF THE 1997 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Sharon M. Munger was appointed Chief Executive Officer in August 1993, in addition to her responsibilities as President. From 1994 through 1997, the Committee continued Ms. Munger's salary at the 1993 level of $275,000 at her request. Rather than accept an increase in salary, Ms. Munger requested that the Committee tie part of her compensation to increases in the value of the shareholders' equity. Ms. Munger disqualified herself from eligibility for participation in the cash bonus pool in each of those years. In 1994, the Committee awarded a warrant entitling Ms. Munger to purchase 75,000 shares of M/A/R/C common stock at $7.17 per share (the market price on the date of grant); and in January 1996 the Committee issued 210,000 shares of restricted common stock to Ms. Munger. The restrictions lapse on 1/15th of the shares for each year Ms. Munger remains in M/A/R/C's employment. Consequently, a substantial portion of the Chief Executive Officer's compensation is tied to increases in shareholder value during her tenure.

CONCLUSION

     The Committee believes that M/A/R/C's compensation programs are reasonable and competitive and offer opportunities for executives to be rewarded for enhancing results. The stock-based incentive programs continue to provide the necessary link between executive performance and shareholder returns.

                         Cecil B. Phillips, Chair, and
                               Sharon M. Munger,
                             Thomas J. Tierney, and
                           Rolan G. Tucker, members.

                            As of December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee in 1997 was composed of two nonemployee directors and two employee directors -- Sharon M. Munger and Cecil B. Phillips, the Chairman of the Committee. Ms. Munger's compensation as Chairman of the Board and Chief Executive Officer is discussed above. Mr. Phillips, who is Chairman Emeritus, has a base salary of $200,000 per year under an employment contract which secures his exclusive services for M/A/R/C until February 15, 2008. The payments under the contract continue regardless of Mr. Phillips' death or disability prior to expiration. M/A/R/C also provides other benefits including an automobile, health insurance, and reimbursement of expenses incurred on M/A/R/C's behalf. In addition, Mr. Phillips received the fourth annual installment in 1997 under his supplemental executive retirement plan, as discussed at page 17.

SUMMARY TABLE OF EXECUTIVE COMPENSATION

     The following table provides summary information concerning compensation of M/A/R/C's Chief Executive Officer and each of the four other most highly compensated executive officers for the periods indicated:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                             ----------------------
                                   ANNUAL COMPENSATION                        AWARDS      PAYOUTS
                             --------------------------------   RESTRICTED   --------   -----------
                                                 OTHER ANNUAL     STOCK      OPTIONS/    LONG-TERM     ALL OTHER
      NAME AND               SALARY     BONUS    COMPENSATION    AWARD(S)      SARS      INCENTIVE    COMPENSATION
 PRINCIPAL POSITION    YEAR    ($)       ($)        ($)(1)        ($)(2)       (#)      PAYOUTS ($)      ($)(3)
 ------------------    ----  -------   -------   ------------   ----------   --------   -----------   ------------
Cecil B. Phillips      1997  200,000      0        200,000          0           0         0              0
Director and           1996  200,000    75,000     200,000          0           0         0              0
Chairman               1995  200,000      0        200,000          0           0         0              0
Emeritus

Sharon M. Munger       1997  275,000      0          0              0           0         0              7,019
Director,              1996  275,000      0          0          2,100,000       0         0              3,580
Chairman of the        1995  275,000      0          0              0           0         0              2,675
Board and Chief
Executive Officer

Jack D. Wolf           1997  240,000      0          0              0         50,000      0              6,763
Director,              1996  225,000      0          0          1,050,000       0         0              3,580
President and          1995  195,000      0          0              0           0         0              2,675
Chief Operating
Officer

Scott E. Bailey        1997  200,000      0          0              0         30,000      0              4,854
Executive Vice         1996  180,000    18,000       0              0         30,000      0              3,580
President              1995  157,000    12,000       0              0           0         0              2,675

Jeffrey S. Walters     1997  190,000    28,000       0              0          6,900                     6,777
Senior Vice            1996  178,000    21,800       0              0         15,000      0              3,580
President              1995  165,000    24,000       0              0           0         0              2,675

---------------

(1) Payments under M/A/R/C's supplemental executive retirement plan.

(2) Market value of the restricted stock at the date of grant.

(3) All amounts in this column represent (i) share allocations made under the employee stock ownership plan, and (ii) M/A/R/C's matching contributions under the 401(k) plan.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets out information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUE

                                                                                      VALUE OF
                                                                   NUMBER OF         UNEXERCISED
                                                                  UNEXERCISED       IN-THE-MONEY
                                                                OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                    FY-END             FY-END
                                                                ---------------    ---------------
                        SHARES ACQUIRED                          EXERCISABLE/       EXERCISABLE/
         NAME             ON EXERCISE      VALUE REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
         ----           ---------------    -----------------    ---------------    ---------------
Cecil B. Phillips           180,000           $1,690,350                 0            $      0
                                                                         0                   0
Sharon M. Munger             26,000              197,080            49,000            $530,670
                                                                         0                   0
Jack D. Wolf                      0                    0            50,000            $      0
                                                                         0                   0
Scott E. Bailey               6,600               70,422             9,300            $ 88,791
                                                                    60,600             286,542
Jeffrey S. Walters                0                    0            12,900            $148,923
                                                                    25,500             181,032

COMPARISON OF CUMULATIVE SHAREHOLDER RETURN

     The following graph provides a comparison with the stated indices of the yearly percentage change in M/A/R/C's cumulative total shareholder return on its common stock for a five-year period, as required by the Rules of the U.S. Securities and Exchange Commission:

            COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1992 - 1997

               MEASUREMENT PERIOD                     M/A/R/C           S&P 500
             (FISCAL YEAR COVERED)                      INC.             INDEX           PEER GROUP
DEC 92                                                         100               100               100
DEC 93                                                      103.21            110.08            109.95
DEC 94                                                      164.51            111.53            108.50
DEC 95                                                      192.75            153.45            132.54
DEC 96                                                      294.50            188.68            147.94
DEC 97                                                      369.89            251.63            179.59

                      Data Source: S&P Compustat Services

                            COMPENSATION UNDER PLANS

ESOP AND 401(k) PLAN

     Substantially all salaried employees, including officers, are eligible to participate in M/A/R/C's Employee Stock Ownership Plan and its related Section 401(k) Plan (the "ESOP and 401(k) Plan"). There were 789 employees participating in the ESOP and 401(k) Plan at December 31, 1997. The ESOP and 401(k) Plan may purchase shares of common stock for the benefit of participating employees. The ESOP and 401(k) Plan may be amended by the Board of Directors at any time. Any amendment could have the effect of increasing the cost of the ESOP and 401(k) Plan to M/A/R/C. No amendment, however, may divert any part of the trust fund for the ESOP and 401(k) Plan to purposes other than the exclusive benefit of participants in the ESOP and 401(k) Plan and their beneficiaries.

     Participating employees may contribute up to the lesser of 10% of their salary or $9,500 (or, if greater, the maximum amount permitted under the applicable Internal Revenue Service regulations) to the ESOP and 401(k) Plan through payroll deductions. M/A/R/C's matching contributions, if any, are determined by the Compensation Committee of the Board of Directors based on M/A/R/C's performance at the close of the fiscal year.

     The ESOP and 401(k) Plan also affords additional investment options, including an equity fund, a fixed income fund, and a bond fund in addition to a M/A/R/C stock fund.

     When a participant in the ESOP and 401(k) Plan terminates employment, he may have a vested benefit in the amounts allocated to his account. The employee is eligible to participate after one year of employment, and vesting occurs at the end of the fifth year of participation.

     In January 1993, the Corporation loaned $2,500,000 to the Employee Stock Ownership Plan for the purpose of acquiring M/A/R/C common stock in the open market or in negotiated transactions. The loan is repayable over a 15-year period with interest at 7.04% per annum. As of the Record Date, 458,277 shares of M/A/R/C common stock had been acquired in open market transactions at an aggregate cost of $2,446,000, or an average of $5.34 per share. As of December 31, 1997, a total of 152,760 shares had been allocated to the ESOP participants. The remaining shares are committed to be released ratably over the remaining life of the ESOP loan. M/A/R/C made a cash contribution of $259,000 to the ESOP for the fiscal year ended December 31, 1997. This contribution provided the funds the ESOP needed to pay the 1997 installment due to M/A/R/C on the loan.

PENSION PLAN

     Substantially all M/A/R/C employees, including officers, are also eligible for participation in M/A/R/C's pension plan (the "Pension Plan"). There were 849 persons participating in the Pension Plan as of January 1, 1997. The Pension Plan provides that it may be amended by the Board of Directors at any time. Any amendment could have the effect of increasing the cost of the Pension Plan to M/A/R/C. No amendment, however, may divert any part of the trust fund for the Pension Plan to purposes other than the exclusive benefit of participants in the Pension Plan and their beneficiaries.

     The cash compensation table does not include the accrual of contributions to the Pension Plan for the account of specified persons, since the Pension Plan is a defined benefit plan, and the accrual in respect of a specified person is not separately or individually calculated by the actuaries for the Pension Plan.

     The Pension Plan provides, in general, for monthly payments to, or on behalf of, each covered employee upon the employee's retirement at his or her social security retirement age, disability, or death, based upon years of service, and the highest average monthly rate of compensation for the five highest consecutive years preceding retirement. The compensation covered by the Pension Plan includes all amounts paid to participants for performance of personal services that are required to be reported as wages for federal income tax purposes.
Average monthly rate of compensation ("Average Monthly Compensation") is determined by averaging pay in the five consecutive years of employment that produce the highest average.

     The Pension Plan provides a lifetime monthly pension commencing at the participant's social security retirement age which is equal to:

          (a) 1.5% of Average Monthly Compensation, multiplied by the number of years of benefit service, less

          (b) 1.25% of the primary social security benefit payable to the participant upon retirement, multiplied by the number of years of benefit service (limited to a maximum of 35 years).

     No participant receives a benefit less than $12.00 per month per year of benefit service.

     The amount of pension actually accrued under the pension formula is payable as a life annuity. If the participant is married, the benefit is payable in the form of an actuarially reduced benefit with 50% of the benefit then payable to the surviving spouse upon the death of the retired participant.

     The following table shows the estimated annual benefits payable at age 65 to persons in specified compensation and benefit service categories (assuming the participant reaches normal retirement during 1996):

               HIGHEST                           ESTIMATED ANNUAL PENSION BENEFIT UPON
             CONSECUTIVE                  RETIREMENT WITH INDICATED YEARS OF CREDITED SERVICE
          FIVE-YEAR AVERAGE             -------------------------------------------------------
                SALARY                     15         20         25          30          35
          -----------------             --------   --------   ---------   ---------   ---------
   $ 40,000...........................  $ 6,359    $ 8,478    $ 10,598    $ 12,717    $ 14,837
     90,000...........................   17,327     23,103      28,879      34,655      40,430
    120,000...........................   24,077     32,103      40,129      48,155      56,180
    160,000...........................   33,077     44,103      55,129      66,155      77,180
    200,000...........................   42,077     56,103      70,129      84,155      98,180
    240,000...........................   51,077     68,103      85,129     102,155     119,180
    280,000...........................   60,077     80,103     100,129     120,155     140,180
    320,000...........................   69,077     92,103     115,129     138,155     161,180

     In no event may the estimated benefit exceed the maximum benefit limitation under Section 415 of the Internal Revenue Code. The maximum benefit allowable under Section 415 during 1997 amounts to $125,000 unless, prior to January 1, 1983, a higher benefit had been accrued under prior law. In that case, the maximum benefit limitation will be the actual benefit accrued subject to a maximum of $136,425. For 1997, earnings in excess of $160,000 were not considered in determining plan benefits. Benefits accrued to December 31, 1988, are protected.

     The credited years of service under the Pension Plan and the current yearly compensation covered by the Pension Plan for M/A/R/C's five most highly compensated executive officers whose compensation during the fiscal year ended December 31, 1997, exceeded $80,000, and who are eligible to participate in the Pension Plan, are as follows:

                                                                                 CURRENT
                                                                 CREDITED      COMPENSATION
                                                                 YEARS OF       COVERED BY
                     NAME OF INDIVIDUAL                          SERVICE           PLAN
                     ------------------                       --------------   ------------
Sharon M. Munger............................................        25           $160,000
Jack D. Wolf................................................        22           $160,000
Corinne F. Maginnis.........................................        20           $160,000
Scott E. Bailey.............................................        15           $160,000
Jeffrey S. Walters..........................................        14           $160,000

1997 STOCK OPTION PLAN

     M/A/R/C's 1997 Stock Option Plan (the "1997 Plan") was adopted by M/A/R/C's shareholders on April 17, 1997. As of December 31, 1997, options to acquire 258,930 shares were outstanding, and none of these were exercisable. No options have been issued in tandem with SARs as permitted by the 1997 Plan. The 1997 Plan was designed to serve as an incentive for attracting and retaining qualified and competent employees.

     The Compensation Committee of the Board of Directors administers and interprets the 1997 Plan.

     Each option is exercisable after the period or periods specified in the option agreement, but no option is exercisable after the expiration of ten years from the date of grant.

     Two of M/A/R/C's five most highly compensated executive officers were granted stock options under the 1997 Plan during the fiscal year ended December 31, 1997.

NONSTATUTORY EXECUTIVE STOCK PLAN

     In 1991 the Board of Directors adopted a Nonstatutory Executive Stock Plan (the "NESP"), reserving 360,000 shares of M/A/R/C's common stock for issuance upon the exercise of options granted under the NESP. In September 1994, the NESP was amended to reserve an additional 450,000 shares for issuance. During 1997, no options to purchase shares of common stock were granted. 15,600 options were cancelled and 205,380 were exercised. At December 31, 1997: options on 391,815 shares of common stock were outstanding under the NESP at an average price of $8.62 per share; there were 184,305 shares still available for grant; and options on 146,925 shares were exercisable. The NESP is designed to attract, motivate, and retain highly competent management level employees.

     The Compensation Committee of the Board of Directors administers and interprets the NESP. The NESP provides for the granting of nonstatutory stock options on terms and at prices determined by the Committee; but the exercise price must not be less than the greater of (i) the book value or (ii) the par value of the common stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of ten years from the date of grant. The options and the shares issued under the NESP are restricted securities.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     M/A/R/C maintains five supplemental executive retirement plans ("SERPs"). The SERPs are unfunded general obligations for which M/A/R/C reserves each year. Subject to certain conditions, each of the SERPs vests over a ten-year period from age 50 to age 60. The SERP becomes payable in ten annual installments when the covered employee reaches his or her retirement age under the Pension Plan. Three of the SERPs have fully vested and annual payments have commenced. One of the beneficiaries is Cecil B. Phillips, one of M/A/R/C's five most highly compensated executive officers. Mr. Phillips received $200,000 in 1997 and will receive $200,000 in 1998 and in each of the six years following. M/A/R/C has reserved an aggregate of $1,904,000 to cover these SERPs.

     If any key employee covered by a SERP dies or becomes disabled prior to the expiration of benefits, the benefits will be paid to the disabled employee or to a beneficiary named by the employee.

                              CERTAIN TRANSACTIONS

     M/A/R/C entered into an employment agreement in February 1998 with Cecil B. Phillips, Director and Chairman Emeritus. See the discussion at page 11 under the caption "Compensation Committee Interlocks and Insider Participation."

     SEE "INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD" and "EXECUTIVE COMPENSATION."

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. served as M/A/R/C's independent auditors during fiscal 1997 and will continue as M/A/R/C's independent auditors during fiscal 1998. Representatives of Coopers & Lybrand

L.L.P. are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in M/A/R/C's proxy statement and for consideration at its Annual Meeting of Shareholders by submitting their proposals in a timely manner. In order to be included for the Annual Meeting of Shareholders to be held in 1999, shareholder proposals must be received by M/A/R/C no later than December 31, 1998, and must otherwise comply with the requirements of Rule 14a-8.

                                            By Order of the Board of Directors

                                                    /s/ HAROLD R. CURTIS
                                                      Harold R. Curtis
                                                         Secretary

March 26, 1998
Irving, Texas

                               THE M/A/R/C GROUP
                           7850 NORTH BELT LINE ROAD
                              IRVING, TEXAS 75063
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

P
R
O
X
Y


     The undersigned (1) acknowledges receipt of the Notice, dated March 26, 1998, of the Annual Meeting of Shareholders of The M/A/R/C Group (the "Company") to be held at the principal offices of the Company, 7850 North Belt Line Road, Irving, Texas 75063, April 30, 1998, at 10:00 a.m., Dallas time, and the Proxy Statement attached to the Notice; and (2) appoints Cecil B. Phillips, Sharon M. Munger, and Harold R. Curtis, and each of them, as Proxies, each with power to appoint his substitute, to represent and vote, as designated below, all the shares of Common Stock, par value $1.00 per share, of the Company held of record by the undersigned on March 18, 1998 (the "Record Date"), or with respect to which the undersigned is entitled to vote and act, at the meeting and any adjournment(s) thereof.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the Proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

                                                            ------------------
                                                                SEE REVERSE
                                                                    SIDE
                                                            ------------------

                               THE M/A/R/C GROUP
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    [X]


1. Election of Directors, Nominees: Cecil B. Phillips, Rolan G. Tucker and Jack D. Wolf

     FOR                WITHHOLD         FOR ALL
     ALL                  ALL             EXCEPT

     [ ]                  [ ]              [ ]         -------------------
                                                        Nominee Exception


2. In the discretion of the Proxies on any other matter that may properly come before the meeting or any adjournment(s) thereof.

     FOR                AGAINST          ABSTAIN

     [ ]                  [ ]              [ ]



 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)



THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE PERSONS LISTED ABOVE AND IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

SIGNATURE(S)                                        Dated:        , 1998
            ---------------------------------------       --------
SIGNATURE(S)                                        Dated:        , 1998
            ---------------------------------------       --------

Please execute this Proxy as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.

               IF YOU DO NOT MARK AND TIMELY RETURN THIS BALLOT,
                     THE TRUSTEE WILL NOT VOTE YOUR SHARES.

                                  ESOP BALLOT
              CONFIDENTIAL VOTING INSTRUCTIONS FOR ANNUAL MEETING
         OF SHAREHOLDERS OF THE M/A/R/C GROUP TO BE HELD APRIL 30, 1998

     The undersigned participant in the M/A/R/C Inc. Employee Stock Ownership Plan (the "Plan") acknowledges receipt of (1) the Notice of Annual Meeting of Shareholders of The M/A/R/C Group (the "Company") to be held at the principal offices of the Company, 7850 North Belt Line Road, Irving, Texas, 75063,
April 30, 1998, at 10:00 a.m., Dallas time, and (2) the accompanying Proxy Statement. The undersigned directs Scudder Trust Company, Trustee, to vote (or cause to be voted) all shares of the Company's Common Stock allocated to the undersigned's account under the Plan and standing in the Trustee's name on March 18, 1998, as follows:




                                                              ----------------
                                                                 SEE REVERSE
                                                                     SIDE
                                                              ----------------

                               THE M/A/R/C GROUP
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]


1. Election of Directors, Nominees: Cecil B. Phillips, Rolan G. Tucker and Jack D. Wolf


     FOR               WITHHOLD          FOR ALL
     ALL                 ALL              EXCEPT

     [ ]                 [ ]               [ ]       -------------------------
                                                          Nominee Exception


2. In the discretion of the trustee or its proxies on any other matter that may properly come before the meeting or any adjournment(s) thereof.


      FOR              AGAINST            ABSTAIN

      [ ]                [ ]                [ ]


 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

THESE CONFIDENTIAL VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Name (Please Print)
                   --------------------------------------
Signature of Participant                                 Dated:       , 1998
                         --------------------------------      -------

Please sign your name as your account is maintained under the Plan and return promptly in the envelope provided.